EXHIBIT I


                       FIRST AMENDMENT TO THE RIGHTS PLAN


                  AMENDMENT, dated as of April 22, 1999, to the Rights Agreement, dated as of July 28, 1998 (the "Rights Agreement"), between Connecticut Energy Corporation (the "Company") and BankBoston, N.A., as Rights Agent (the "Rights Agent").

                  WHEREAS, the parties hereto are parties to the Rights
Agreement;

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors deems it necessary and desirable and in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth below; and

                  WHEREAS, the parties hereto desire to amend the Rights Agreement, as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and in the Rights Agreement, the parties hereto agree as follows:

                  1.  The  definition  of  "Acquiring  Person"  as set  forth in
Section 1(a) of the Rights Agreement is hereby amended by adding the following provision at the end of the first sentence thereof:

                  ;provided, however, that neither Energy East Corporation ("Parent") nor Merger Co. ("Merger Sub") shall be deemed an "Acquiring Person" as a result of the execution, delivery and performance of the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 23, 1999, among Connecticut Energy Corporation, Parent and Merger Sub or the consummation of the transactions contemplated by the Merger Agreement (the "Merger").

                  2. Section 7(a) of the Rights Agreement is hereby amended by adding "or (iv) immediately prior to the effective time of the Merger contemplated by and in accordance with the Merger Agreement (the "Effective Time")".

                  3. Clause (a)(x) of Section 13 of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(a)(x) other than pursuant to the Merger Agreement, the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,"

                  4.  Section 23(a) of the Rights Agreement is hereby amended:

                  (a) by replacing the word "earlier" with "earliest" in the third line,

                  (b) by replacing the word "or" immediately preceding "(y)" in the seventh line with a comma and

                  (c) by adding immediately before the word "redeem" in the seventh line "or (z) the Effective Time,".

                  5. Section 23 is hereby amended by adding subsection (d) at the end thereof as follows:

                  "(d) Notwithstanding anything in this Agreement to the contrary, if any Right is not (i) exercised by the registered holder of the Right Certificate evidencing such Right pursuant to Section 7 or (ii) redeemed by the Board of Directors of the Company pursuant to Section 23, in each case prior to the Expiration Date, this Agreement shall immediately expire and be terminated and all such Rights shall be canceled and shall cease to exist."

                  6. This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts to be made and performed entirely within such State.

                  7. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof.

                  8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                  IN WITNESS WHEREOF, Connecticut Energy Corporation and the Rights Agent have executed this Amendment as of the date first above written.


                                          CONNECTICUT ENERGY CORPORATION



                                     By:  /s/ Samuel W. Bowlby
                                          --------------------
                                     Name:    Samuel W. Bowlby
                                     Title:   Vice President and General Counsel

Attest:



By:  /s/ Anne O.  McCrory
     --------------------
Name:    Anne O.  McCrory
Title:   Counsel

                                      BANKBOSTON, N.A.



                                      By:  /s/ James P. Mitchell
                                           ---------------------
                                      Name:    James P. Mitchell
                                      Title:   Senior Account Manager

Attest:



By:  /s/ Michael Simeoni
     -------------------
Name:    Michael Simeoni
Title:   Account Manager